News Release	Quest Resource Corporation Logo omitted
For Immediate Release

Company Contact:
Jack Collins, EVP Finance/Corporate Development
Phone: (405) 702-7460
Website: www.qrcp.net

Quest Resource Corporation Receives Going Concern Opinion and Provides NASDAQ Listing Update

OKLAHOMA CITY – June 17, 2009 – Quest Resource Corporation (NASDAQ: QRCP) (“QRCP” or the “Company”) today announced that its independent registered public accounting firm's report on its financial statements for the fiscal year ended December 31, 2008 includes an explanatory paragraph regarding the Company's ability to continue as a going concern. The factors contributing to this concern include QRCP’s recurring losses from operations, stockholders’ accumulated deficit, and inability to generate sufficient cash flow to meet its obligations and sustain its operations. The various alternatives being considered by QRCP to address the going concern issues are discussed in Note 1 of the Financial Statements of the Company’s 2008 Form 10-K that was filed on June 3, 2009. There can be no assurance that QRCP will be successful in its efforts to continue its operations.

NASDAQ Listing Update

Management appeared before the NASDAQ Listing Qualifications Hearings Panel (the “Panel”) on June 11, 2009 and presented the Company’s plan to regain compliance with NASDAQ listing requirements and the progress they have made towards this goal, including the filing of QRCP’s 2008 Form 10-K. At the hearing, management requested a stay of the delisting of its units from NASDAQ until July 30, 2009 in order to have sufficient time to file its 2008 Third Quarter Form 10-Q and the 2009 First Quarter Form 10-Q. QRCP expects to receive a written decision from the Panel within 30 days of the hearing date, or by July 10, 2009. The Panel’s decision could result in the suspension and delisting of the Company’s securities from The NASDAQ Stock Market.

About Quest Resource Corporation

Quest Resource Corporation is a fully integrated E&P company that owns: producing properties and acreage in the Appalachian Basin of the northeastern United States; 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P. (NASDAQ: QELP); and 85% of the general partner and a 36.4% of the limited partner interests in the form of subordinated units in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net, the Quest Energy Partners website at www.qelp.net, and the Quest Midstream Partners website at www.qmlp.net. Quest Resource routinely posts important information in the “Investors” section of its website.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement, including the ability of QRCP to continue as a going concern and to file its delinquent periodic reports and regain compliance with the NASDAQ listing requirements, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In particular, the forward-looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the ability to restructure its operations and credit agreement, ongoing worldwide crisis in the capital markets, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by the Company. These risks, and other risks are detailed in the Company's filings with the Securities and Exchange Commission, including risk factors listed in its latest annual reports on Form 10-K and other filings with the Securities and Exchange Commission. You can find the Company’s filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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